Ellington Credit Company N-2/A

Exhibit 99.(n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Ellington Credit Company of our report dated May 29, 2026, relating to the financial statements and financial highlights which appears in Ellington Credit Company’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2026. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

New York, New York

October 19, 2026